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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                            FLOWERS INDUSTRIES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                 Georgia                                       58-0244940
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 (State of Incorporation or Organization)                   (I.R.S. Employer
                                                           Identification No.)



                               1919 Flowers Circle
                           Thomasville, Georgia 31757
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                    (Address of Principal Executive Offices)



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
If this form relates to the registration of a class of         If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act       securities pursuant to Section 12(g) of the Exchange Act
and is effective pursuant to General Instruction A.(c),        and is effective pursuant to General Instruction A.(d),
please check the following box. [X]                            please check the following box. [ ]
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Securities Act registration statement file number to which this form relates:
333-48787

         Securities to be registered pursuant to Section 12(b) of the Act:

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
                      Title of Each Class                                         Name of Each Exchange on Which
                      to be so Registered                                         Each Class is to be Registered
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
                   7.15% Debentures Due 2028                                      New York Stock Exchange, Inc.
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         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)
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                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The description of the securities to be registered hereunder is incorporated by reference to the information set forth under the heading "Description of the Debentures" contained in the Registrant's Prospectus included in the Registration Statement on Form S-3 (File No. 333-48787) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on March 27, 1998, and as amended thereafter.

ITEM 2. EXHIBITS.

         1. Second Restated Articles of Incorporation (as amended) of the Registrant (Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 13, 1997, File No. 1-9787).

         2. Restated By-laws of the Registrant, as of October 20, 1989 (Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1992, File No. 1-9787).

         3. Rights Agreement dated as of March 17, 1989 between the Registrant and the Rights Agent (Incorporated by reference to the Registrant's Registration Statement on Form 8-A filed March 21, 1989, as amended, File No. 1-9787).

         4. Form of Indenture between the Registrant and SunTrust Bank, Atlanta, as Trustee (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, as amended (Registration No. 333-48787)).

         5        Form of Debentures Due 2028 (included in Exhibit 4).






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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    FLOWERS INDUSTRIES, INC..



Date: April 22, 1998                By: /s/ G. Anthony Campbell
                                       -----------------------------------------
                                       Name:  G. Anthony Campbell
                                       Title: General Counsel and Secretary








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                                  EXHIBIT INDEX

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
EXHIBIT
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 NUMBER                       EXHIBIT
 ------                       -------
   1. Second Restated Articles of Incorporation (as amended) of the Registrant (Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 13, 1997, File No. 1-9787).

   2. Restated By-laws of the Registrant, as of October 20, 1989 (Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1992, File No. 1-9787).

   3. Rights Agreement dated as of March 17, 1989 between the Registrant and the Rights Agent (Incorporated by reference to the Registrant's Registration Statement on Form 8-A filed March 21, 1989, as amended, File No. 1-9787).

   4. Form of Indenture between the Registrant and SunTrust Bank, Atlanta, as Trustee (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, as amended (Registration No. 333- 48787)).

   5.       Form of Debentures Due 2028 (included in Exhibit 4).
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